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                                                                   EXHIBIT 10.15

                                    SeaMED
                                    ------
                               A PLEXUS.Company
                        Professional Services Agreement
       (For Use with Manufacturing Services for Medical Customers Only)

This Agreement is hereby entered into on this 17th day of February, 2000 by and between Rita Medical Systems, Inc., of 967 N. Shoreline Boulevard, Mountain View, CA 94043, (hereinafter "Customer") and Plexus Corp. of 55 Jewelers Park Drive, Neenah, WI 54956, (along with its wholly-owned subsidiaries Plexus Technology Group, Plexus Electronic Assembly and SeaMED, a Plexus Company, hereafter collectively referred to as "Plexus".)

A.   MANUFACTURING PHASE
------------------------

The terms and conditions set forth in this Section A, Manufacturing Phase, Section B, Medical Device Provisions, as well as the terms and conditions set forth in Section C, Standard Terms and Conditions, shall be applicable to this portion of the Agreement. The parties may conduct a mutual review of component pricing, material mark-up, and labor on a semi-annual basis. Unit prices shall not be increased or decreased more often than semi-annually unless the quantity on order changes, or in the event of an engineering change that impacts either material or labor costs. [***] Attachment C provides an example of unit cost calculations for various production rates. As part of the semi-annual reviews, Plexus shall review unit costs at various production rates and shall provide Customer with updated unit costs at these production rates. Customer's Purchase Orders for quantities outside the scope of Attachment C shall be mutually negotiated. The estimated quantity of Products is a factor used to determine unit pricing. In the event of a significant quantity change, either increasing or decreasing the estimated quantity of assemblies, the parties agree to evaluate and negotiate the impact and timing of unit price adjustments.

1.   DEFINITIONS
----------------

For the purpose of this Manufacturing Phase:

"Assemblies" shall mean finished Product.

"Long Lead Time Component(s)" shall mean all of those individual parts and materials whose current lead times extend beyond forty (40) business days. The Long Lead Time Components may, from time to time, be reviewed by Plexus and Customer, at the request of either party due to possible changes in market conditions of supply and demand affecting the procurement by Plexus of the Components and/or Long Lead Time Components for the assemblies hereunder. Any changes resulting from such review shall be with the mutual written agreement of Plexus and Customer.

"NCNR Component(s)" shall mean those parts that are not cancelable once placed on order with Plexus suppliers, and are not returnable once delivered to Plexus. The NCNR Component(s) may, from time to time, be reviewed by Plexus and Customer, at the request of either party due to possible changes in market conditions of supply and demand affecting the procurement by Plexus of the Components and/or NCNR Component(s) for the assemblies hereunder. Any

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.
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changes resulting from such review shall be with the mutual written agreement of
Plexus and Customer.

"Special Component(s)" shall mean those parts that have special procurement conditions such as limited change parameters or other special liability conditions that are required by Plexus' suppliers. The Special Component(s) may, from time to time, be reviewed by Plexus and Customer, at the request of either party due to possible changes in market conditions of supply and demand affecting the procurement by Plexus of the Components and/or Special Component(s) for the assemblies hereunder. Any changes resulting from such review shall be with the mutual written agreement of Plexus and Customer.

"Monthly Rolling Quantity Forecast of Delivery Requirements" shall mean the written documents provided to Plexus by Customer each month indicating the delivery requirements projected for the next twelve (12) months.

2.   AUTHORIZATION OF WORK/PROCUREMENT OF MATERIALS
---------------------------------------------------

The following terms will apply assuming Customer's credit has been established to Plexus' satisfaction:

a) The purpose of this section is to define the methods under which Plexus will procure materials to support manufacturing of product for the Customer. The intent is to provide the Customer with flexibility to alter and/or cancel schedules within a reasonable period of time while at the same time minimizing Plexus liability that is a result of those alterations and cancellations. In order to offer the best possible price, Plexus does not attempt to build unanticipated carrying charges into its price. When changes in Customer requirements occur that cause Plexus to incur unanticipated expenses that are the result of Customer actions, the Customer is expected to reimburse Plexus for the costs incurred.

For each assembly to be manufactured, Plexus establishes a manufacturing lead time, which is the number of business days it will take, on average, to receive and kit all components, assemble, test and ship the lot. Manufacturing lead time shall be established during the pre-production phase of the program. Plexus schedules all components for a particular lot of assemblies to arrive one manufacturing lead-time prior to the Customer due date. Plexus then uses this information, together with the Forecast and Purchase Order information as defined below, to place commitments to its suppliers for materials.

b) Customer shall place purchase orders for the first six (6) months of production and maintain six (6) months of firm purchase orders on a month to month rolling basis. Customer will provide Plexus on a monthly basis with a minimum of twelve (12) month schedule of demand for product. The schedule will show firm orders for months 1-6 and forecasted demand for months 7/12. Customer authorizes Plexus to procure, as material lead times dictate, the material to support 100% of Buyers forecasted requirements for months 7 through 9. On a quarterly basis Plexus will place orders for material for months 7 through 9 of the current forecast in order to lot size Printed Circuit Board Assemblies and to determine economic order quantity buys or components or unique parts. Months 10, 11 and 12 are provided for Plexus

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.
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visibility and may be utilized by Plexus to request additional material authorizations from Customer. Prior to entering full production Customer and Plexus will review the final bill of material, discuss material lead times and production ordering parameters. Customer and Plexus agree to develop a material ordering plan which will ensure timely delivery of material to meet production objectives, while limiting the exposure to materials in the event of a program shut down.

c)   Schedule Changes:

The Customer may request a change to the delivery schedule at any time. Schedule changes can have an extraordinary effect on the amount of inventory at Plexus, the impact for which is not considered in the original cost of the assembly. Frequent schedule changes may result in additional administrative charges including but not limited to administrative charges required for Plexus to reschedule component deliveries.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Customer and Plexus recognize that each program is unique and will require program specific ordering parameters. These parameters are mutually agreed to after the bill of material is finalized and production quantities are provided to Plexus in the form of a purchase order or delivery forecast. The parameters set forth below offer a typical scenario where the Customer may, without cost or liability, but with the assent of Plexus, reschedule deliveries of Products already on order. Customer may request to move in delivery dates of quantities on order. Plexus will complete an analysis of material availability and will provide Customer with estimated ship dates based on material availability. Likewise, Customer may request to move out delivery dates of quantities on order. Plexus will complete an analysis of the impact of this change to material on hand and on order. If Customer chooses to move out deliveries and material is already at or shipping to Plexus's facility, Customer may be charged an inventory deposit for this material as set forth below.

                    Production Schedule Ordering Parameters
                    ---------------------------------------

--------------------------------------------------------------------------------
0 to 3 Months       Firm PO's, Schedule unchangeable
--------------------------------------------------------------------------------
4 to 6 Months       Firm P0's. May move up to 20% of scheduled deliveries on
                    PO's out 30 days without incurring an inventory deposit, or in 30 days depending on material availability.
--------------------------------------------------------------------------------
7 to 9 Months       May move up to 30% of scheduled deliveries on PO's out 60
                    days without incurring an inventory deposit, or in 60 days depending on material availability. Deliveries extended >60 days will require an inventory deposit.
--------------------------------------------------------------------------------

Customer may request to increase the total quantity of Products on order. For quantity increases, Plexus will make its best effort to obtain the components necessary to meet Customer requirements. Plexus will complete an analysis of material availability and will provide Customer with estimated ship dates based on material availability. However, Plexus may be unsuccessful in obtaining all of the components required to meet the Customer's increased requirements. In that situation, Plexus will complete an analysis of material availability and will provide Customer with estimated ship dates based on material availability. Customer may request to decrease the total quantity of Products on order. If Customer decreases the total quantity of Products on order, all non-cancelable, non-returnable material procured in accordance with Customer's original Purchase Order schedule will be the responsibility of Customer.

d)   Engineering Change

The term "Engineering Change(s)" (hereinafter called "EC" or "EC's") shall mean those mechanical, software, or electrical design and/or specification and requirement changes which, if made to the assemblies to be delivered hereunder, would affect the schedule performance, reliability, availability, serviceability, appearance, dimensions, tolerance, safety or purchase price of such assemblies or which would require additional approval test.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Plexus may determine that Engineering Changes will affect its ability to maintain the delivery schedule, due to the lead time of newly specified parts and/or the impact of substantial rework or modification. Under these circumstances, Plexus reserves the right to define a new schedule for delivery and treat this as a Schedule Change, with the Customer liability as defined under the Schedule Change condition.

Plexus shall process engineering changes per the agreed upon Document Change Control Agreement, attached hereto and made a part hereof as Attachment A. Upon receipt, Plexus shall review Customer's proposed EC and Plexus shall give to Customer a written evaluation of the EC, stating Plexus' cost to implement the EC (including the cost to modify any tooling), the excess quantity of Components and/or Long Lead Time Components, NCNR Components and/or Special Components Plexus has inventoried and/or has on order with its Components and/or Long Lead Time Components, NCNR Components and/or Special Components suppliers that are unusable for any other assembly requirement and excess due to the EC, and associated costs and expenses such Components and/or Long Lead Time Components, NCNR Components and/or Special Components that Customer shall be liable for and the cost savings, if any, resulting from the EC, and the expected effect on the schedule, availability and/or purchase price of such assemblies, or which may require additional approval tests by Customer.

e)   Customer Supplied Parts

In the event the Customer supplies material to Plexus for use in the manufacturing of the product, Customer agrees to supply the material on time and in accordance with purchase orders placed by Plexus. Customer supplied material will be subject to normal incoming inspection, and the value of the incoming material will be included in the unit price. For purposes of payment relating to this section only, Plexus and Customer agree to develop a method for providing Customer with payment for such accepted customer supplied material such that Customer will not be charged twice for any individual customer supplied material. If material supplied by Customer is rejected or not delivered on time, therefore preventing Plexus from completing and shipping product, Plexus may invoice Customer for the full unit price as listed on Customer's purchase order.

f)   Minimum Component Purchases

Plexus may have to place orders for quantities of components in excess of that required to support Customer requirements. This may be as a result of minimum order size requirements or standard package sizes from the supplier. Plexus and Customer will work together using best efforts to identify components that require or may be likely to require a minimum buy prior to the initial build. However, the Customer's responsibility for minimum component purchases is not solely confined to this list since additional components may require minimum buy purchases at any time. Plexus shall provide Customer with periodic updates as well as inventory reports showing excess and obsolete components. The Customer will agree to have the cost of the excess components amortized over a maximum of six (6) month's requirements, or will place a purchase order separately for the excess components.

g)   Cancellation

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Customer may cancel requirements defined in orders and/or forecasts at any time before the scheduled delivery date. Any assembly requirements canceled within the manufacturing lead-time of the scheduled delivery date will be invoiced at the full agreed to price for the completed assembly.

For assembly requirements canceled outside the manufacturing lead time of the scheduled delivery date, Customer's liability to Plexus will be the value of the components in Plexus' inventory (including the full markup as defined in the Plexus quotation), and other components for which Plexus has liability but which are not in Plexus inventory, as well as payment for any and all work-in-process
(WIP) manufacturing costs and expenses, and reasonable administrative costs and expenses. Plexus will deliver an itemized list of these costs to customer. Customer agrees to pay the costs identified by Plexus within ten (10) business days of notification of such costs.

To help minimize the impact of cancellation charges, Plexus will attempt to restock components at the supplier, resell the components, and/or utilize the components on non-customer assemblies.

3.   PAYMENT
------------

As full compensation for the assemblies and spare parts (i.e. to include but not limited to components shipped to Customer for field service) provided by Plexus hereunder and its obligations contained herein. Customer will make payments subject to terms of net amount due thirty (30) days following the date of the invoice. Unless stated otherwise, prices quoted are F.O.B. Plexus' manufacturing facility. Unless specifically stated otherwise, all quoted prices are firm for thirty (30) days from the date of quotation. Quotations are based on drawings, specifications, and other written information available to Plexus at the time of quotation. Any additional data supplied at the time of purchase may necessitate price adjustments. Any manufacturer's tax, retailer's occupation tax, use tax, sales tax, excise tax, or tax of any nature whatsoever imposed on or measured by the transaction between Plexus and Customer shall be paid by the Customer in addition to the prices quoted or invoiced. In the event Plexus is required to pay such tax, the Customer shall reimburse Plexus therefore, within ten (10) days of written demand by Plexus to the Customer for such reimbursement. If the transaction between Plexus and the Customer is exempt from all such taxes, Customer shall provide Plexus with a tax exemption certification or other document acceptable to all taxing authorities at the time the order or contract is submitted.

4.   WARRANTY
-------------

PLEXUS EXPRESSLY WARRANTS THE WORK AS SET FORTH HEREIN. PLEXUS MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSES). IN ADDITION, THE FOLLOWING SHALL CONSTITUTE THE EXCLUSIVE REMEDIES FOR CUSTOMER FOR ANY BREACH BY PLEXUS OF ITS WARRANTIES HEREUNDER.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Plexus warrants the assemblies against all defects in workmanship where the assemblies do not conform to the agreed upon manufacturing specifications, for a period of twelve (12) months from date of delivery to Customer's end-user, not to exceed 16 months from date of invoice from Plexus, provided agreed upon testing is conducted by Plexus prior to shipment, except as set forth below. Plexus shall repair or replace, at Plexus' option and free of charge, any portion of the assemblies which is returned to Plexus' factory securely packaged, insured and with freight pre-paid within the warranty period, and which upon examination Plexus determines in its sole discretion to be defective in workmanship. Plexus will return the repaired or replaced assemblies to customer with freight pre-paid. Plexus will pay for inbound freight for any new units delivered dead on arrival (DOA) to Customer. DOA is defined as any product that does not perform in compliance with the applicable mutually agreed upon specifications upon receipt by Customer. Plexus agrees to pay return freight to Customer and method of shipment will be consistent with the method of inbound freight to Plexus.

This Warranty does not apply to:

a) Design deficiencies. Plexus expressly disclaims any warranty responsibility for design deficiency, and for infringement for the like.

b) Any modifications and/or alterations made to the Assemblies, or any portion thereof, without the express written authorization of Plexus obtained in advance. If this is the case, all warranties made herein are invalid and Customer shall have no further remedies hereunder against Plexus.

c) Any defect, loss or damage resulting from theft, loss, fire, misuse, abuse, negligence, vandalism, acts of God, accident, casualty, power failures or surges, alteration, modification or failure to follow installation, operation or maintenance instructions, or any other cause beyond Plexus' reasonable control.

d) Any defect, unless written notice of the defect is given by the Customer to Plexus as soon as practical after the defect first appears. The right to make a claim under this warranty expires twelve (12) months from the date of delivery to Customer's end-user, not to exceed 16 months from date of invoice from Plexus.

e)   Components incorporated into the assemblies.

In the event of any recall of any Product, caused by Plexus's sole negligence, and within product warranty as defined, (i) Plexus shall repair or replace, at Plexus' sole discretion, the recalled Product without charge to Customer, and
(ii) Plexus shall reimburse Customer for its reasonable out-of-pocket expenses incurred in connection with such recall up to a maximum of $100,000.

IN NO EVENT, REGARDLESS OF CAUSE, SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND, WHETHER IN CONTRACT OR IN TORT, ARISING FROM ITS PERFORMANCE UNDER THIS SECTION.

5.   TEST EQUIPMENT
-------------------

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Unless otherwise noted, any test equipment quoted herein and built by Plexus is warranted to be free from defects in material and workmanship for a period of ninety (90) days from the date of certification. After the warranty period the equipment will be repaired on a time and materials basis. Labor will be charged at the current billing rate. Parts will be charged at cost plus 25%. Travel expenses will be added to any repairs including travel between Plexus and/or one of its affiliates. All dedicated test/burn in fixtures will be progress billed monthly up to 95% of the program cost. The remaining 5% is due upon fixture certification.

6.   DOCUMENTATION
------------------

Unless Plexus is or has generated the documentation for the Customer as part of its services to the Customer, then the Customer is responsible for supplying Plexus with complete documentation. This includes, at a minimum, (three) 3 complete and current sets of documentation including, at a minimum, all prints, softwares, artwork, and bill of materials with manufacturer and part number, and any specifications, including test specializations or procedure, called for on any customer prints. It is the Customer's responsibility to assure that Plexus receives timely notification of any changes to the documentation, and updated prints reflecting the changes.

7.   TOOLING
------------

All tooling produced or obtained for the assemblies delivered hereunder and paid for by Customer shall become and remain the property of Customer at the time payment in full is received for the tooling by Plexus. Such tooling shall be used by Plexus only for the benefit of Customer, and shall be delivered to Customer upon request. If Customer requests the return of any tooling from Plexus and Plexus determines the return of such tooling prevents Plexus from providing the assemblies to Customer, then Plexus shall inform Customer in writing, and Customer and Plexus shall negotiate a mutually acceptable resolution.

Customer, at its sole discretion, may consign to Plexus, items, including, but not limited to, materials and/or equipment relating to the production and/or testing of the assemblies at Plexus' location. The material and/or equipment shall be utilized by Plexus only for the production and/or testing of the assemblies. Customer shall assist Plexus in installing the materials and/or equipment and shall provide training and maintenance instructions, if requested by Plexus or required by Customer. Customer shall be responsible for repairing, upgrading, replacing and/or maintaining the materials and/or equipment consigned to Plexus. However, Plexus shall provide routine maintenance.

8.   TERMINATION AND CANCELLATION OF MANUFACTURING PHASE
--------------------------------------------------------

During the Manufacturing Phase, either party shall have the right to terminate any or all activities under this agreement for any reason and at any time upon six (6) months prior written notice to the other party. Plexus agrees to immediately terminate the specified activity pursuant to this Agreement upon termination or cancellation. If this entire Agreement is terminated, Plexus shall complete all existing Customer POs as specified below unless otherwise specified by Customer. Customer agrees to reimburse Plexus for reasonable and allowable expenses directly incurred by

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

Plexus including, but not limited to, packaging and related transportation costs and expenses, and the return to Customer of any Customer owned material(s), tools, equipment and/or any other related items, consistent with Section A2 Cancellation, above. Customer and Plexus shall negotiate a settlement of any other reasonable and allowable expenses directly incurred by Plexus.

If this entire agreement is terminated, then Plexus shall:

a) Deliver to Customer all completed assemblies which conform to the applicable and then current specifications and requirements; and

b) Return to Customer, at Customer's expense, all tooling, equipment, Components and/or Long Lead Time Components, drawings, specifications, documentations and supplies that are owned by Customer pursuant to the Agreement (in the event of Plexus' material breach and the failure of Plexus to cure such breach 60 days after receiving written notice thereof from Customer then Plexus shall pay for freight costs associated with returning all tooling, equipment, Components and/or Long Lead Time Components, drawings, specifications, documentations and supplies that are owned by Customer pursuant to the Agreement); and

c) Prepare and submit to Customer an itemized document to include the quantity of assemblies in the production process.

Plexus shall complete and customer agrees to pay for any work in process and open purchase orders if so requested by Customer as if no termination notice was given. Customer further agrees to pay for all material ordered in accordance with Section A2 above or as otherwise authorized in writing by Customer.

B.   MEDICAL DEVICE PROVISIONS
------------------------------

The terms and conditions set forth in this Section B, Medical Device Provisions, Section A, Manufacturing Phase, as well as the terms and conditions set forth in Section C, Standard Terms and Conditions, shall be applicable to this portion of the Agreement.

Engineering Phase:
------------------

1. Plexus shall be in substantial compliance with design controls as defined by its product development medical device quality procedures for the device designs covered by this contract. Plexus responsibilities under these provisions include:

a) contributions to the Device History File (DHF) shall be limited to those items identified in the deliverables section of the project Proposal and/or Project Plan;

b) Contributions to the Design Master Record (DMR) shall be limited to those items identified in the deliverables section of the project Proposal and/or Project Plan;

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.
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c)   Maintenance of quality system quality records, as defined by Plexus
Technology Group's Document Retention Chart, (e.g., Internal Audit Results, QIP database, Supplier Records, Management Review Meeting Records, etc.) which are not provided to the customer.

2. Customer is responsible for identifying all applicable laws and regulations, including the Food, Drug and Cosmetic Act, and compliance with those regulations for all devices covered by this contract.

Manufacturing Phase:
--------------------

1. Customer is responsible for ensuring that the devices covered by this contract comply with all applicable laws and regulations, including the Food, Drug and Cosmetic Act and implementing regulations. Customer responsibilities under these provisions, include but are not limited to the following:

a)   Establishing the finished device specifications.

b) Ensuring that governmentally-required marketing authorizations, including any necessary Food and Drug Administration (FDA) approvals or clearances, have been obtained.

c)   Determining the content of any label or labeling.

d) Making any required reports to governmental entities, including but not limited to Medical Device Reports.

e) Determining whether any recall or other corrective action is required or appropriate, and developing, implementing and financing any voluntary or mandatory recall or corrective action.

f) Reviewing and approving the quality system prior to production of the devices.

2. Plexus will provide Customer ongoing access to its facilities and procedures for quality assurance related to the devices covered by this contract. Plexus authorizes Customer to conduct periodic quality systems audits of the manufacturing processes and quality systems related to this contract. Plexus will manufacture the devices covered by this contract in accordance with its procedures for manufacturing components of medical devices or finished medical devices, as applicable.

3. Customer will provide Plexus with sufficient information to verify, calibrate, operate, test and maintain any Customer supplied equipment.

4. Customer shall be responsible for the software validation of any embedded product software and the validation of all Customer supplied: (1) test equipment or test software; (2) production equipment or software; and (3) firmware. Plexus is responsible for the validation of any Plexus software used in production in, or as part of the Quality System. The responsibilities described in this section also apply to any revisions of any software.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

5. The Customer will provide Plexus with copies of the specifications and written certification that the validation reports for the items listed in Section #4 above have been performed prior to the production of the devices.

6. Customer is responsible for defining and validating the finished device packaging. The Customer will provide Plexus with written certification that the packaging validation has been performed prior to the production of the devices.

7. Plexus is responsible for conducting and documenting corrective and preventive actions based upon the analysis of the quality data available to Plexus. Quality data or information known to the Customer, but not provided to Plexus, shall not be included in the analysis of quality data, and the Customer shall be responsible for the analysis of data not provided to Plexus.

8. Any Customer initiated request for change to a specification, method, process or procedure or customer supplied equipment will be evaluated by Plexus, and Plexus reserves the right to decline to make such change. Customer is responsible for verification and/or validation of such changes. Customer shall reimburse Plexus for any costs Plexus incurs in making and/or implementing such changes.

9. Plexus shall notify Customer of significant changes in specifications, methods, processes or procedures that could affect the quality of the devices covered by this contract, and, as to any such change, Customer and Plexus shall decide jointly whether, how and when to implement such change, and who shall be responsible for verification and/or validation of such changes. Customer and Plexus shall also decide jointly who will be responsible for the costs associated with such changes.

10. The Customer must define any traceability requirements. Plexus is responsible for implementing the defined manufacturing level traceability requirements and for ensuring that the appropriate manufacturing level traceability records and associated records are retained for the duration of the contract.

11. Unless otherwise specified in the contract, Plexus is not responsible for ensuring traceability of the devices covered by this contract after distribution to the end user(s).

12. Plexus is responsible for retaining the appropriate manufacturing records as required. When the contract between Plexus and the Customer terminates, Plexus shall forward all applicable documentation and records to the Customer, upon request.

13. Customer may authorize in writing the release of nonconforming components or devices covered by this contract. The Customer must assess whether the use of the nonconforming product will affect any regulatory submittals or requirements, and accept responsibility therefore.

14. Customer will promptly provide to Plexus copies of all complaints received by Customer that refer or relate to an assembly manufactured by Plexus and all adverse event reports to a governmental entity that refer or relate to an assembly manufactured by Plexus. Plexus will

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

provide to Customer information regarding any complaints Plexus receives about the product in which the devices covered by this contract are incorporated.

15. Sections C.(5) and C.(7) "Liability and Indemnification" & "Compliance with Regulations and Standards", respectively, both a part of Section C "Standard Terms and Conditions" of this Agreement is further supplemented to provide that the indemnification of Plexus will further cover Customers' failure to comply with applicable laws and regulations, including but not limited to the Food, Drug and Cosmetic Act and implementing regulations.

C.   STANDARD TERMS AND CONDITIONS
----------------------------------

The terms and conditions set forth in this Section C, STANDARD TERMS AND CONDITIONS shall be applicable to Section A, Manufacturing Phase, as well as the terms and conditions set forth in Section B, Medical Device Provisions of this Agreement.

1.   MUTUAL COOPERATION
-----------------------

Plexus represents that it will pursue the Agreement to the best of its ability and in the best interest of the Customer, and the Customer represents that it will cooperate with Plexus in reaching the objectives of the Agreement. Plexus will appoint a project manager for the duration of the Agreement and will require the Customer to establish one person to coordinate all activities through. In the event that the project manager is not operating in the best interest of the Customer, the Customer shall contact Plexus to discuss Agreement related concerns and/or complaints.

2.   CONFIDENTIAL INFORMATION
-----------------------------

Plexus and the Customer will use best efforts to prevent the disclosure of any confidential information, unless specifically instructed otherwise in writing by the disclosing party, and excepting in such instances where Plexus may be compelled by law to make disclosures. The mechanisms for controlling and processing confidential information may be covered under a separate Confidential Disclosure Agreement (if required).

3.   FORCE MAJEURE
------------------

Plexus shall not be liable for any delay in or failure of performance under this agreement due to any contingency beyond Plexus' control, including, but not limited to, an act of God, war, insurrection, fire, riot, strike or labor dispute, sabotage, act of public enemy, flood, storm, accident, equipment failure, inability to obtain suitable or sufficient labor or material, laws or regulations, or any other cause beyond its reasonable control.

4.   INTELLECTUAL PROPERTY RIGHTS
---------------------------------

All patents, copyrights, trademarks, or other rights pertaining to inventions, developments, or improvements made in the course of the work, and funded by the Customer, are the property of Customer. Plexus will, upon written direction from Customer, execute any and all papers and documents prepared or submitted by Customer as may be reasonably required to transfer or

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

secure to Customer full title and authority over such rights. Plexus will be compensated by Customer for time and expense as incurred in this obligation at the then current billing rates for those of its employees necessary for these purposes.

Customer agrees that it shall assume all responsibility for determining whether the assemblies to be designed and assembled infringe on any patent, copyright or trademark, and Customer shall indemnify and hold harmless Plexus from any liability, including legal costs and expenses, damages and attorney fees arising from any claim demand or suit, including a claim by Customer, based on allegations or claims that the assemblies or any design, patent, copyright, or trademark sought to be obtained or obtained by Customer as a result of this agreement constitutes an infringement of any patent, trademark or copyright of the United States or any foreign county.

In the event any such claim or suit is asserted or instituted against Plexus, Plexus shall promptly notify Customer of the assertion of any such allegation or claim. Customer shall thereupon assume responsibility for and conduct the defense of each assertion or suit at its expense, and reasonable information and assistance for the defense of same shall be provided by Plexus for which Plexus will be compensated for time and expenses at its then current billing rate. Plexus shall have the right, at its expense, to be represented in the defense of any such assertion or suit by counsel of its own selection.

The prices quoted do not include, unless specifically stated otherwise, the cost for testing and/or submittals for assembly approvals or any annual file maintenance fee, such as for UL, VDE, CSA or FCC. Plexus will assist Customer in obtaining such approvals and charge for same services at Plexus' current hourly billing rate.

5.   LIABILITY AND INDEMNIFICATION
----------------------------------

Plexus will use its discretion to pursue the Agreement in the best interest of Customer. Plexus will be under no liability to Customer or otherwise for its choice of methods employed, the character or tests and experiments performed, the results obtained, nor for the use which shall thereafter be made by Customer of such results. IT IS UNDERSTOOD THAT OTHER THAN THE WARRANTY SET FORTH IN SECTION A4, NO OTHER GUARANTEES OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARE GIVEN BY PLEXUS, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PLEXUS SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUSTAINED OR INCURRED IN CONNECTION WITH THIS AGREEMENT.

Customer will fully indemnify and hold harmless Plexus from any and all liability, claims demands, costs and expense arising out of the use, publication, and/or marketing of the results of the assemblies or test results provided by Plexus, the functioning of the assemblies or the product(s) which they are a part of, or any other matter resulting from Plexus' performance under this Agreement, whether such liability, claims or demands be in the nature of patent, trademark or copyright infringement, public or product liability, contract liability, or otherwise during or following the terms of this Agreement, and Customer shall, at its own expense, defend any and

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

all such actions based thereon and shall pay all attorney's fees and cost and other expenses arising therefrom.

Plexus will not be liable for errors, or expenses which may be incurred in its performance of this work which results from the engineering and/or design of the Assemblies, or from Plexus' reliance upon information, technological records, sketches, drawings, or prototypes furnished by Customer or Customer's design engineering firm. Customer will forthwith, during the term of this Agreement, notify Plexus of any and all information, technology changes, or other facts relevant to any aspect or phase of the Agreement.

6.   ARBITRATION
----------------

All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held by any court or governmental agency to be invalid, such invalidity shall not affect the enforceability of any other provision(s) hereof. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Wisconsin. Unless otherwise agreed to in writing by the parties, any controversy or claim arising out or relating to this Agreement, or the parties' decision to enter into this Agreement, or the breach thereof, shall be settled by arbitration through the American Arbitration Association and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceeding shall be conducted and presided over by a single neutral arbitrator chosen pursuant to American Arbitration Association procedures. Decision of the arbitrator shall be final, binding, and not subject to appeal or review; provided that, either party may request that the arbitrator review and reconsider his or her decision, in whole or in part. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Neenah, Wisconsin and the arbitrator shall apply the substantive law of Wisconsin except that the interpretation and enforcement of this arbitration provision shall be governed by the federal Arbitration Act. The arbitrator shall not award either party punitive damages and the parties shall be deemed to have waived any right to such damages.

7.   CONSENT TO JURISDICTION AND APPLICABLE LAW
-----------------------------------------------

The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Wisconsin in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be determined by such courts. The parties hereby waive, to the fullest extent possible, the defense of an inconvenient forum to the maintenance of such action or proceeding, and the parties agree that a final judgement in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other matter provided by law.

The parties hereby agree that this Agreement shall be governed by and will be construed in accordance with the laws of the State of Wisconsin, irrespective of the conflicts of laws provisions thereof.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

8.   NO RECRUITING
------------------

Plexus and the Customer agree that during the term of this program and for twelve (12) months thereafter, it shall not solicit or recruit (even though professional recruiters) the employees of the other. This shall not preclude an employee of either Plexus or the Customer from independently pursuing and securing employment opportunities with the other on such employee's own initiative.

9.   ENTIRE AGREEMENT
---------------------

This Agreement, along with the Proposal and/or Project Plan, and Confidential Disclosure Agreement and/or quotation (if any) and Plexus' invoices, contains the entire understanding of the parities pertaining to the subject matter hereof, and no other agreements, oral or otherwise, shall be deemed to exist or to bind the parties. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the terms and conditions set forth herein and in Plexus' invoices, Proposal and/or Project Plan and Confidential Disclosure Agreement (if any), shall supersede any and all terms and conditions submitted by the Customer in any document, including but not limited to any terms and conditions contained in the Customer's purchase order. This agreement may not be modified or terminated orally, and no claimed modification, termination, or waiver shall be binding unless in writing and signed by both parties.

Accepted and agreed to:

RITA MEDICAL SYSTEMS, INC.                             PLEXUS CORP.
                                                       ENGINEERING AUTHORIZATION:

By: /s/ Barry Cheskin                                  By: /s/
    ----------------------------------------               -------------------------------------

Title: President and Chief Financial Officer           Title: Vice President of Engineering
       -------------------------------------                  ----------------------------------

Date: February 24, 2000                                Date: February 17, 2000
      --------------------------------------                 -----------------------------------



                                                       MANUFACTURING AUTHORIZATION:

                                                       By: /s/ Don Reid
                                                           -------------------------------------

                                                       Title: Vice President and General Manager
                                                              ----------------------------------

                                                       Date: February 17, 2000
                                                             -----------------------------------

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

                Attachments to Professional Services Agreement

Attachment A    Document Change Control Agreement

Attachment B    Project Plan (subject to revision upon mutual agreement)

Attachment C    Unit Cost Calculation to be used for Planning Purposes

Attachment D    Specification (subject to revision upon mutual agreement)

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

[LOGO HERE]                                 Plexus Corporation                       Quote #          0
The Product Realization Company             2121 Harrison Street
                                            Neenah, WI 54957-0529                    Date:          2/28/00
                                            (920) 722-2826  Fax (920) 720-6700
================================================================================================================
Company:      Rita Medical Systems                                Project Name:      Ablation System
              967 N. Shoreline Blvd.                              Assembly #:        Model 1500
              Mountain View, CA                                   Assembly Rev:      N/A
                                                                  Assembly Name:
Attention:    Ron Steckel                                         Prepared by:       John Grein
cc:                                                               Phone:             425-398-2825

UNIT COST INFORMATION
                                                   -------------------------------------------------------------
Estimated Annual Quantity                              [***]           [***]           [***]           [***]
                                                   -------------------------------------------------------------
Estimated Release Quantity                             [***]           [***]           [***]           [***]
                                                   -------------------------------------------------------------

I.        MATERIALS                                    [***]           [***]           [***]           [***]
II.       PCBA LABOR                                   [***]           [***]           [***]           [***]
III.      FINAL ASSY. LABOR                            [***]           [***]           [***]           [***]
IV.       ICT TEST                                      N/A             N/A             N/A             N/A
V.        FUNCTIONAL TEST                               Inc.            Inc.            Inc.            Inc.
VI.       RUN IN TEST                                   Inc.            Inc.            Inc.            Inc.
VII.      PACKAGING                                     Inc.            Inc.            Inc.            Inc.
                                                   -------------------------------------------------------------
VIII.     TOTAL                                        [***]           [***]           [***]           [***]
                                                   -------------------------------------------------------------
INVENTORY CARRY/MONTH                                  [***]           [***]           [***]           [***]

See Note 3

     Notes
     -----
1.   ICT Test is not included.  PCBA design does not support ICT.
2. Functional PCBA, System Test, Ambient Run-in Test, Electrical Safety, and Final Testing Inc. in Final Assy Labor.
3. Inventory Carrying Cost/Month is based on purchasing [***] in material for Initial PO of [***] units. On initial PO of less than [***] units a carrying charge of [***] will apply from date of last shipment on Initial PO to date of first shipment on next PO.

NON-RECURRING CHARGES

A.   PCB TOOLING                                   [***]
B.   PCB ETF                                       [***]
C.   ICT FIXTURE                                    N/A
D.   FUNCTIONAL FIXTURE                            [***]
E.   PCBA PROCESS DEVELOPMENT                       N/C
F.   XRAY TOOLING                                   N/A
G.   SMT PROGRAMMING                                Inc.
H.   SMT STENCIL (S)                                Inc.
I.   AUTO-INSERT PROGRAMMING                        N/A
J.   CONFORMAL COATING PROG.                        N/A
K.   MANUFACTURING SETUP                           [***]
L.   OTHER                                         [***]

SPECIFIC ASSEMBLY NOTES AND ASSUMPTIONS

A.   See Previous Proposal Dated January 12, 2000.
B.   Final Assembly Labor is Estimated Within +/- 15%.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

C.   Current PCB Supplier is Capable of Meeting Plexus Production Requirements.
D. PCBA process development costs up to [***] will be paid by Plexus. Rita Medical responsible for additional costs due
E.   to design costs.
F.
G.
H.

*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.